EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Beverly National Corporation (the “Corporation”) on Form 10-K for the period ending December 31, 2002, as filed with the Securites and Exchange Commission on the date hereof (the “Report”), I, Donat A. Fournier, Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

/s/ Donat A. Fournier
Donat A. Fournier Chief Executive Officer

March 25, 2003

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